Exhibit 99.1

Quorum Health Corporation Announces Pricing of $400 Million Senior Notes Offering

FRANKLIN, Tenn. (April 8, 2016) – Quorum Health Corporation (the “Company”) today announced that it has priced an offering of $400 million aggregate principal amount of 11.625% senior notes due 2023 at an issue price of 98.266% (the “Notes”). The Company plans to use the net proceeds of the offering, together with new borrowings under the Company’s credit facilities, to pay a special dividend to Community Health Systems, Inc. (“CHS”), to pay the fees and expenses related to the planned spin-off of the Company from CHS and for cash on hand to remain with the Company for working capital purposes. The offering is expected to close on

April 22, 2016, subject to customary closing conditions.

Proceeds from the offering will be deposited into an escrow account to be released upon the satisfaction of certain conditions relating to the spin-off (the “Escrow Release”). If the spin-off is not consummated, the Company will be required to redeem the Notes at a redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest to the redemption date.

The Notes will be unsecured senior obligations of the Company and, following the Escrow Release, will be guaranteed by certain of the Company’s domestic subsidiaries.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Quorum Health Corporation

Quorum Health Corporation will be an operator and manager of general acute care hospitals and outpatient services in the United States. QHC will own or lease a diversified portfolio of 38 hospitals with an aggregate of 3,582 licensed beds. The hospitals are geographically diversified across 16 states, primarily located in cities or counties having populations of 50,000 or less. QHC will also operate Quorum Health Resources, LLC, a leading hospital management advisory and consulting services business.

Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected completion of the spin-off transaction, the issuance of the Notes, the Company’s expectation of the aggregate principal amount of the Notes to be sold, the Company’s intended use of the proceeds of the Notes offering, and other events and statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. There can be no assurance that the

Quorum Health Corporation Announces Pricing of $400 Million Senior Notes Offering

April 8, 2016

proposed spin-off transaction, the Notes offering or other future events will occur as anticipated, if at all, or that actual results will be as expected. Such differences may result from a number of factors, including but not limited to: the timing and completion of the proposed spin-off transaction; the timing and completion of the Notes offering; the timing and entry by the Company into the term and revolving credit facility; a failure to obtain assurances of anticipated tax treatment for the proposed spin-off transaction; a deterioration in the business or prospects of the Company; adverse developments in the Company’s markets; adverse developments in the U.S. or global capital markets, credit markets or economies generally; risks associated with the Company’s substantial indebtedness, leverage and debt service obligations; and changes in regulatory, social and political conditions. Additional risks and factors that may affect results are set forth in the Company’s filings with the Securities and Exchange Commission, including its Registration Statement on Form 10, as amended. The forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update these statements.

Source: Quorum Health Corporation

Quorum Health Corporation

Thomas D. Miller

President and Chief Executive Officer

or

Michael J. Culotta, 615-465-7037

Executive Vice President and Chief Financial Officer